EXHIBIT 20

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

Payment Date Statement: March 22, 2004

a.	Aggregate Amount of Collections	$277,492,946.80
	Aggregate Amount of Non-Principal Collections	$2,461,614.39
	Aggregate Amount of Principal Collections	$275,031,332.41
	Pool Balance	$857,228,996.40
	Residual Participation Amount	$357,228,996.40
	Excess Funding Account	$0.00
b.	Series Allocation Percentage	100.00%
	Floating Allocation Percentage	58.33%
	Principal Allocation Percentage	N/A
c.	Total Amount Distributed on Series 2000-1	$536,579.86
d.	Amount of Such Distribution Allocable to Principal on 2000-1	$0.00
e.	Amount of Such Distribution Allocable to Interest on 2000-1	$536,579.86
f.	Noteholder Default Amount	$0.00
g.	Required Subordinated Draw Amount	$0.00
h.	Noteholder Charge Offs	$0.00
	Amounts of Reimbursements	$0.00
i.	Monthly Servicing Fee	$714,357.50
	Noteholder Monthly Servicing Fee	$416,666.67
j.	Controlled Deposit Amount	$0.00
k.	Series 2000-1 Invested Amount at end of period (Gross)	$500,000,000.00
	Outstanding Principal Balance	$500,000,000.00
l.	Available Subordinated Amount	$88,551,847.75
m.	Carry-over Amount	$0.00
n.	Reserve Account Balance	$1,750,000.00
o.	Principal Funding Account Balance	$0.00
	Yield Supplement Account Balance	$1,750,000.00

VW CREDIT, INC. — SERVICER 18-Mar-04	Page 1

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

Monthly Servicer Report Input and Summary Page

TRANSACTION SUMMARY				PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
	From	To	Days
Current Interest Period	2/20/2004	3/21/2004	31	Net losses as a % of Avg. Receivables Balance (annualized)	0.00%

Series Allocation Percentage	100.00%			PORTFOLIO AND DEALERSHIP STATISTICS
Initial Principal Balance	$500,000,000.00			Used Vehicle Receivables’ Balance	$51,078,673.00
Outstanding Principal Balance	$500,000,000.00			Used Vehicle Percentage	5.959%
Principal Balance of Receivables for Determination Date	$859,390,067.00			Used Vehicle Percentage During Last Collection Period	5.608%
Amount Invested in Receivables on Series Issuance Date	$500,000,000.00			Early Amortization Event?	NO
Initial Invested Amount	$500,000,000.00			Largest Dealer or Dealer Affiliation Balance	$31,150,780.98
Invested Amount at the Beginning of Period	$500,000,000.00			Largest Dealer Percentage	3.568%
Series 2000-1 Invested Amount at End of Period (Gross)	$500,000,000.00
Required Subordinated Amount	$88,551,847.75			Aggregate Principal Amount of Receivables of Dealers over 2%	$63,526,773.94
Excess Funding Account	$0.00
Series 2000-1 Invested Amount at End of Period (net of EFA)	$500,000,000.00			SUMMARY OF COLLECTIONS
Available Subordinated Amount (previous period)	$96,291,914.03			Aggregate Amount of Collections	$277,492,946.80
Incremental Subordinated Amount (previous period)	$48,346,708.55			Aggregate Amount of Non-Principal Collections (including insurance proceeds & rebates)	$2,461,614.39
				Investment Proceeds	$2,427.00
RESERVE ACCOUNT AND YIELD SUPPLEMENT ACCOUNT				Aggregate Amount of Principal Collections	$275,031,332.41
Yield Supplement Account Initial Deposit	$1,750,000.00			Asset Receivables Rate	1.666%
Yield Supplement Account Beginning Balance	$1,750,000.00			Use Asset Receivables Rate?	NO
Yield Supplement Account Required Amount	$1,750,000.00			Carryover Amount (this Distribution Date)	N/A
Reserve Account Initial Deposit	$1,750,000.00
Reserve Account Required Amount	$1,750,000.00			PAYMENT RATE INFORMATION
Reserve Account Beginning Balance	$1,750,000.00			Monthly Payment Rate	31.79%
				Previous Collection Period Monthly Payment Rate	35.90%
Outstanding Carryover Amount — Beginning Balance	$0.00			Monthly Payment Rate 2 collection periods ago	35.39%
Withdrawal from Yield Supplement Account	$0.00			3-month Average Payment Rate	34.36%
Outstanding Carryover Amount — Ending Balance	$0.00			Early Amortization Event?	NO
Yield Supplement Account Balance — Ending Balance	$1,750,000.00
Yield Supplement Account Deposit Amount	$0.00
				ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
Withdrawal from Reserve Account	$0.00			Extend Revolving Period?	YES
Reserve Account Ending Balance	$1,750,000.00			Last Day of Revolving Period	N/A
Reserve Account Deposit Amount	$0.00			Invested Amount as of Last Day of Revolving Period	N/A
				Accumulation Period Length (months)	N/A
1-month LIBOR Rate (annualized)	1.0912500%			First Accumulation Date	TO BE DETERMINED
Certificate Coupon (annualized)	1.2463%			Expected Final Payment Date	N/A
Prime Rate (annualized)	4.0000000%			Required Participation Percentage	104.00%
Servicing Fee Rate (annualized)	1.000%			Principal Funding Account Balance	$0.00
Excess Spread	1.3437500%			Principal Payment Amount	$0.00
				Controlled Accumulation Amount	$0.00
TRUST PRINCIPAL RECEIVABLES
Pool Balance at the Beginning of Period	$873,075,248.69			TOTAL AMOUNT DISTRIBUTED ON SERIES 2000-1
Pool Balance at the Ending of Period	$857,228,996.40			Noteholders
Average Aggregate Principal Balance	$865,152,122.55			1. Monthly Noteholder Interest Distribution	$536,579.86
Aggregate Principal Collections	$275,031,332.41			2. Noteholder Monthly Servicing Fee Distribution	$416,666.67
New Principal Receivables	$259,228,781.21			3. Reserve Account Deposit Amount Distribution	$0.00
Receivables Added for Additional Accounts	$0.00			4. Noteholder Default Amount Distribution	$0.00
Noteholder Default Amount	$0.00			5A. Unreimbursed Noteholder Charge-offs (net of Series Allocable Misc. Pmts)	$0.00
Net Losses	$0.00			5B. Reinstate reductions in Series 2000-1 Available Subord. Amount	$0.00
Noteholder Charge-offs	$0.00			6. Outstanding Carryover Amount Distribution	$0.00
Miscellaneous Payments (Adjustments and Transfer deposit amounts)	$0.00			7. Yield Supplement Account Deposit Amount Distribution	$0.00
				8. Previously waived Monthly Servicing Fee Distribution	$0.00
Non-Principal Collections & Inv. Proceeds treated as Available Noteholder Principal Collections	$0.00			Excess Servicing	$482,550.91
Monthly Interest Accrued, but not Paid	$0.00
Ineligible Receivables	$0.00			DEFICIENCY AMOUNT
Excess Funding Account at Date of Determination	$0.00			Deficiency Amount	$0.0
Defaulted Receivables in Ineligible and Overconc. Accounts	$0.00			Required Subordinated Draw Amount	$0.0
MISCELLANEOUS DATA
Recoveries on Receivables Written Off	$0.00			EXCESS FUNDING ACCOUNT
Spread Over/Under Prime for Portfolio	-0.41%			Withdrawals to purchase Receivables (Since Issuance Date)	$0.00
Weighted Average Interest Rate	3.59%			Additions in connection with a reduction in Receivables	$0.00
Previously waived Monthly Servicing Fee	$0.00			Transfers to Principal Funding Account	$0.00

VW CREDIT, INC. — SERVICER 18-Mar-04	Page 2

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

Summary

	Collections		Accrual	Distribution
From:	20-Feb-04
To:	21-Mar-04
Days:	31

LIBOR Rate	1.0912500%
(1 month)

Series #	1	Active
VCI Rating:	N/A

TRUST AND SERIES ALLOCATIONS — BEGINNING OF PERIOD

		Series			Required	Required	Outstanding
Series	Series	Allocation	Invested	Subordinated	Participation	Participation	Note
Number	Name	Percentage	Amount	Amount	Percentage	Amount	Balance
	Trust		$500,000,000.00	$88,551,847.75	N/A	$608,551,847.75
1	Series 2000-1	100.00%	$500,000,000.00	$88,551,847.75	104.00%	$608,551,847.75	$500,000,000.00

0

VW CREDIT, INC. — SERVICER 18-Mar-04	Page 3

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

SERVICING CERTIFICATE

INITIAL AMOUNTS		EXCESS SPREAD CALCULATION
Initial Invested Amount	$500,000,000.00	Weighted Average Rate Charged to Dealers	3.590%
Invested Amount	$500,000,000.00	LIBOR	1.091%
Controlled Accumulation Amount	$0.00	Note Rate (LIBOR+15.5 b.p.)	1.246%
Required Subordinated Amount	$88,551,847.75	Servicing Fee Rate	1.000%
Annualized Servicing Fee Rate	1.00%	Investor Net Losses	0.000%

First Controlled Accumulation Date	TO BE DETERMINED	Excess Spread	1.344%
Accumulation Period Length (months)	N/A
Expected Final Payment Date	N/A
Initial Settlement Date	10-Aug-00
Required Participation Percentage	104.00%
Subordinated Percentage	9.5890%

SERIES 2000-1 MONTHLY REPORTING

			Required	Excess
	Series 2000-1	Invested	Subordinated	Funding
Principal Receivables	Total	Amount	Amount	Amount
Series Allocation Percentage	100.00%
Beginning Balance	$500,000,000.00	$500,000,000.00	$88,551,847.75	$0.00
Floating Allocation Percentage	58.33%	58.33%
Principal Allocation Percentage	N/A	N/A

Principal Collections	$275,031,332.41	$275,031,332.41	N.A.	N.A.
New Principal Receivables	$259,228,781.21	$259,228,781.21	N.A.	N.A.
Principal Default Amounts	$0.00	$0.00	N.A.	N.A.
Receivables Added for Additional Accounts	$0.00	$0.00	N.A.	N.A.
Controlled Deposit Amount	$0.00	N/A	N.A.	N.A.

“Pool Factor”		100.00000000%

Ending Balance	$500,000,000.00	$500,000,000.00	$88,551,847.75	$0.00
Floating Allocation Percentage	58.33%	58.33%

Non-Principal Receivables

Non-Principal Collections	$1,435,797.44
Recoveries on Receivables Written Off	$0.00
Investment Proceeds	$2,427.00

VW CREDIT, INC. — SERVICER 18-Mar-04	Page 4

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1
SERVICING CERTIFICATE

Subordinated Amount & Reserve Fund	Current	Previous
Available Subordinated Amount (Previous)	$96,291,914.03	$92,945,465.23
(-) Required Subordination Draw Amount	$0.00	$0.00
(-) Reserve Account Funds to Noteholder Default Amount	$0.00	$0.00
(+) Non-Principal Collections & Inv. Proceeds treated as Available Noteholder Principal Collections	$0.00	$0.00

(1) Subtotal	$96,291,914.03	$92,945,465.23
(2) Subordination Percentage * Series 2000-1 Invested Amount	$47,945,205.48	$47,945,205.48

(a) lower of (1) or (2)	$47,945,205.48	$47,945,205.48
(b) Incremental Subordinated Amount (previous period)	$0.00	$0.00
(c) Incremental Subordinated Amount	$40,606,642.27	$48,346,708.55
(d) Payments from Excess Funding Account to Residual Interestholder	$0.00	$0.00

Available Subordinated Amount	$88,551,847.75	$96,291,914.03

Overconcentration Amount	$63,526,773.94	$77,033,824.13

Beginning Reserve Account Balance	$1,750,000.00	$1,750,000.00
Reserve Account Required Amount	$1,750,000.00	$1,750,000.00
Withdrawal from Reserve Account	$0.00	$0.00
Reserve Account Deposit Amount	$0.00	$0.00
Ending Reserve Account Balance	$1,750,000.00	$1,750,000.00

Required Non-Principal Distributions

Available Non-Principal Collections	$2,461,614.39	$2,660,325.37
Noteholder Non-Principal Collections	$1,435,797.44	$1,523,537.27
Residual Interestholder Non-Principal Collections	$1,025,816.95	$1,136,788.10
Investment Proceeds	$2,427.00	$2,605.10
Reserve Fund Balance	$1,750,000.00	$1,750,000.00

Total Non-Principal Available	$4,214,041.39	$4,412,930.47

Interest Shortfall	$0.00	$0.00
Additional Interest	$0.00	$0.00
Carry-over Amount	$0.00	$0.00
Carry-over Shortfall	$0.00	$0.00
Additional Interest on Carry-over Shortfall	$0.00	$0.00

Monthly Servicing Fee	$714,357.50	$727,562.71
Noteholder Monthly Servicing Fee	$416,666.67	$416,666.67